Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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          Parent                  Subsidiary          Ownership    Organization
--------------------------   ---------------------    ---------    ------------

ALLIED FIRST BANCORP, INC.     ALLIED FIRST BANK         100%            IL

                                  EAGLE'S NEST           100%            IL
                              MARKETING SOLUTION,
                                      INC.